BlackRock Health Sciences Trust

Cusip: 09250W107

Ticker: BME

Record Date	December 21, 2012
Pay Date	December 31, 2012

Distribution Amount per share	$0.384375
Special Distribution	$0.850000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources:

net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.034818	3%	$0.034818	3%
Net Realized Short-Term Capital Gains	$0.349557	28%	$0.349557	43%
Net Realized Long-Term Capital Gains	$0.850000	69%	$0.850000	54%

Return of Capital	$-	0%	$-	0%

Total (per common share)	$1.234375	100%	$1.234375	100%

Average annual total return (in relation to NAV) for the 5-year period ending on November 30, 2012				6.91%

Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2012				5.33%

Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2012				1.76%

Cumulative fiscal year distributions as a percentage of NAV as of November 30, 2012				4.28%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257

BlackRock Health Sciences Trust

Cusip: 09250W107

Ticker: BME

Record Date	March 15, 2013
Pay Date	March 28, 2013

Distribution Amount per share	$0.384375

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources:

net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.063578	17%	$0.099271	6%
Net Realized Short-Term Capital Gains	$0.320797	83%	$0.896788	56%
Net Realized Long-Term Capital Gains	$-	0%	$0.622691	38%

Return of Capital	$-	0%	$-	0%

Total (per common share)	$0.384375	100%	$1.618750	100%

Average annual total return (in relation to NAV) for the 5-year period ending on February 28, 2013				10.00%

Annualized current distribution rate expressed as a percentage of NAV as of February 28, 2013				5.12%

Cumulative total return (in relation to NAV) for the fiscal year through February 28, 2013				10.58%

Cumulative fiscal year distributions as a percentage of NAV as of February 28, 2013				4.11%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257